AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1996
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CONSOLIDATED GRAPHICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              2210 W. DALLAS STREET
                                 HOUSTON, TEXAS
                    (Address of Principal Executive Offices)

             TEXAS                                               76-0190827
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                      77041
                                   (Zip Code)

            CONSOLIDATED GRAPHICS, INC. EMPLOYEE 401(K) SAVINGS PLAN
                            (Full title of the plan)

                                  JOE R. DAVIS
                             CHIEF EXECUTIVE OFFICER
                           CONSOLIDATED GRAPHICS, INC.
                              2210 W. DALLAS STREET
                              HOUSTON, TEXAS 77019
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                              of Agent for Service:
                                 (713) 529-4200

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
        Title of                Amount         Proposed Maximum         Maximum         Amount of
    Securities to be            to be         Offering Price Per       Aggregate       Registration
       Registered             Registered           Share(1)        Offering Price(1)       Fee
Common Stock (par value
   $.01 per share).......       37,500              $48.00             $1,800,000         $545.46
=========================  ================  ====================  ================== ==============

   (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of Consolidated Graphics, Inc. quoted on the NASDAQ National Market on December 17, 1996.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            Note: The document(s) containing the information concerning the Consolidated Graphics, Inc. Employee 401(k) Savings Plan dated effective January 1, 1997 (the "Plan"), required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which the Company has filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-24068), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

            1. The Company's Annual Report on Form 10-K (as amended by Form 10-K/A) for the fiscal year ended March 31, 1996;

            2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30 and September 30, 1996;

            3. The Company's Current Reports on Form 8-K dated May 24, June 20, July 10, July 18, July 24, September 13, October 31, November 4 and November 6, 1996;

            4. The Company's Current Reports on Form 8-K/A dated April 30, August 13 and August 14, 1996; and

            5. The description of the Company's common stock, par value $0.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A dated May 12, 1994, as amended.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

            Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Bylaws of the Company provide for indemnification by the Company of its directors and officers, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by
Article 2.02-1 of the Texas Business Corporation Act (the "Article") and provide for certain procedures with respect to such indemnification. The Article permits indemnification of directors, officers, employees and agents under certain conditions and subject to certain limitations.

            The Article provides that a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent only if it is determined in a prescribed manner that the person:

            (1)   conducted himself in good faith;

            (2)   reasonably believed:

                  (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

                  (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

            (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Subject to certain exceptions, such persons may not be indemnified against judgments, penalties, fines, settlements or reasonable expenses resulting from a proceeding in which: (1) the person is found liable on the basis that he received an improper personal benefit, whether or not the benefit resulted from action taken in an official capacity; or (2) in which the person is found liable to the corporation. In a proceeding brought by or on behalf of the corporation, indemnification is limited to those reasonable expenses the person actually incurs.

            Further, the Article requires a corporation to indemnify an officer or director against reasonable expenses, including attorneys' fees, incurred in connection with a proceeding in which he is a named defendant or respondent because he is or was an officer or director if he has been wholly successful in defense of the proceeding. An officer or director may bring suit for such required indemnification. Whether or not an officer or director meets the requirements for mandatory indemnification or qualifies for indemnification at the discretion of the corporation, a court may order the indemnification to which such person is fairly and reasonably entitled in view of all the relevant circumstances. The court shall limit such indemnification to reasonable expenses if the officer or director is found liable to the corporation or is found liable on the basis that he received an improper personal benefit.

            In addition, the Article permits reasonable expenses incurred by a director, officer, employee or agent who was, is, or is threatened to be made a defendant or respondent in a proceeding, to be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Article and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.

            The Company's Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Article. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws. The Company has entered into indemnification agreements with its directors and certain of its officers that contractually provide for indemnification and expense advancement. Both the Bylaws and the agreements include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company may, in the future, purchase directors' and officers' liability insurance policies for its directors and officers.

            The Article also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the Article.

            The above discussion of the Article and the Company's Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute and Bylaws.

            The Restated Articles of Incorporation of the Company, as amended, contain no limitation on such indemnification or insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS


EXHIBIT
  NO.            DESCRIPTION

      23 --     Consent of Arthur Andersen LLP
      24 --     Powers of Attorney

ITEM 9.   UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 1996.

                                    CONSOLIDATED GRAPHICS, INC.

                                    By: /s/ JOE R. DAVIS
                                            Joe R. Davis
                                       President, Chief Executive Officer and
                                       Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 20, 1996.

/s/ JOE R. DAVIS                 President, Chief Executive Officer and
    Joe R. Davis                 Director (Principal Executive Officer)

/s/ G. CHRISTOPHER COLVILLE      Vice President -- Mergers and Acquisitions;
    G. Christopher Colville      Chief Financial and Accounting Officer
                                 (Principal Financial and Accounting Officer)

          *                       Director
    Larry J. Alexander


          *                       Director
    Brady F. Carruth


_________________________         Director
    Clarence C. Comer


          *                       Director
    Gary L. Forbes


_________________________         Director
    W. D. Hawkins


_________________________         Director
    James H. Limmer


_________________________         Director
    Thomas E. Smith


          *                       Director
    Hugh N. West


*By:/s/ JOE R. DAVIS
        Joe R. Davis
        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.      DESCRIPTION
  23  --   Consent of Arthur Andersen LLP
  24  --   Powers of Attorney

                                      II-6